UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2020

TriplePoint Private Venture Credit Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-56116	84-3383695
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2755 Sand Hill Road, Suite 150, Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 854-2090

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01.	Entry into a Material Definitive Agreement.

On July 15, 2020 (the “Effective Date”), the Company’s wholly-owned subsidiary, TPGVC Funding Company LLC (the name of which is expected to change to TPVC Funding Company LLC), as the borrower (the “Borrower”), entered into a secured revolving credit facility with Deutsche Bank AG, New York Branch (“Deutsche Bank”) pursuant to a Receivables Financing Agreement (together with the exhibits and schedules thereto, the “Receivables Financing Agreement” and the secured revolving credit facility thereunder, the “Credit Facility”), by and among the Borrower, the Company, individually and as collateral manager and as equityholder, the lenders from time to time party thereto, Deutsche Bank, as the facility agent (the “Facility Agent”), Deutsche Bank and MUFG Union Bank, N.A. (“MUFG”), as joint lead arrangers, Deutsche Bank Trust Company Americas, as paying agent and as collection account bank, U.S. Bank National Association, as custodian, and Vervent Inc., as backup collateral manager. Any capitalized terms used but not defined below shall have their respective meanings as defined in the Receivables Financing Agreement.

As of the Effective Date, the Facility Amount and the commitment of Deutsche Bank and MUFG (the lenders as of such date) is $150.0 million. The Credit Facility also includes an accordion feature, which allows the Borrower to request an increase of the Facility Amount to an amount not to exceed $400.0 million (including by adding additional lenders under the Credit Facility), subject to certain conditions and the consent of Deutsche Bank and MUFG. The lenders under the Credit Facility will make advances to the Borrower during a revolving period (the “Revolving Period”) that will expire on July 15, 2021, provided that the Revolving Period may be extended with the consent of the lenders and may also terminate early if an event of default or other adverse events, specified in the Receivables Financing Agreement, occur. The maturity date for the Credit Facility is scheduled to occur two years after the termination of the Revolving Period, unless earlier terminated in accordance with the terms of the Receivables Financing Agreement.

Advances will be made under the Credit Facility pursuant to a Borrowing Base, which generally utilizes a 50% advance rate on the applicable net loan balance of assets held by the Borrower, subject to excess concentrations, availability blocks and other restrictions set forth in the Receivables Financing Agreement. The advances under the Credit Facility accrue interest at a per annum rate equal to the Applicable Margin plus the lender’s Cost of Funds Rate, which is a floating rate based on certain indices. The “Applicable Margin” is equal to 3.50% during the Revolving Period and increases to 4.50% during the amortization period. In addition, in connection with the Credit Facility, the Borrower has agreed to pay certain fees to the Facility Agent, the joint lead arrangers, and the lenders.

The Receivables Financing Agreement contains certain customary affirmative and negative covenants. The Credit Facility is collateralized by all of the assets of the Borrower, including the loans and other investments acquired by the Borrower from time to time and collections thereon. Such collections are applied on a monthly basis to facility expenses, interest and fees pursuant to a waterfall set forth in the Receivables Financing Agreement. In certain cases, excess collections may be distributable to the Company, or if certain tests are not met, excess collections may instead be applied to reduce advances under the Credit Facility.

The Credit Facility is generally non-recourse to the Company. However, the Company, in its capacity as collateral manager, has certain indemnification obligations under the Receivables Financing Agreement. In addition, on the Effective Date, the Company, as seller, and the Borrower, as purchaser entered into a Sale and Contribution Agreement (the “Sale Agreement”) providing for the sale and/or contribution from time to time of certain loans and contracts to the Borrower. The Company is also subject to certain indemnification obligations for its acts and omissions under the Sale Agreement.

The Company and the Borrower have also entered into a Pledge Agreement as of the Effective Date (the “Pledge Agreement”), in favor of Deutsche Bank, in connection with which the Company has pledged, assigned, transferred and granted to Deutsche Bank and assigned for the benefit of the secured parties under the Receivables Financing Agreement, a continuing lien on and security interest in the Company’s equity interests in the Borrower, and the rights, interests, and benefits associated therewith.

The description above is qualified in its entirety by reference to: (i) the copy of the Receivables Financing Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto; (ii) the copy of the Sale Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference thereto; and (iii) the copy of the Pledge Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Form of Receivables Financing Agreement, dated as of July 15, 2020, among TPGVC Funding Company LLC, TriplePoint Private Venture Credit Inc., individually and as collateral manager and as equityholder, the lenders from time to time party thereto, Deutsche Bank AG, New York Branch, as facility agent, Deutsche Bank AG, New York Branch and MUFG Union Bank, N.A., as joint lead arrangers, Deutsche Bank Trust Company Americas, as paying agent and as collection account bank, U.S. Bank National Association, as custodian, and Vervent Inc., as backup collateral manager

10.2	Form of Receivables Sale and Contribution Agreement, dated as of July 15, 2020, between TriplePoint Private Venture Credit Inc., as seller, and TPGVC Funding Company LLC, as purchaser

10.3	Form of Pledge Agreement, dated as of July 15, 2020, by TriplePoint Private Venture Credit Inc. and TPGVC Funding Company LLC in favor of Deutsche Bank AG, New York Branch, as facility agent, as facility agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, TriplePoint Private Venture Credit Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriplePoint Private Venture Credit Inc.

Date: July 17, 2020	By:	/s/ Sajal K. Srivastava
	Name:	Sajal K. Srivastava
	Title:	President